EXHIBIT 107

EX-FILING FEES

Calculation of Filing Fee Tables

FORM F-10

(Form Type)

ENDEAVOUR SILVER CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf	Common Shares, Warrants, Subscription Receipts, Debt Securities, Units	Rule 457(o)	$50,000,000	(1)	(1)	$50,000,000	(1)(2)	$0.0001531	$7,655	(1)(2)
Fees Previously Paid	-	-	-	-		-	-		-	-
	Total Offering Amounts						$50,000,000			$7,655
	Total Fees Previously Paid									$0
	Total Fee Offsets(3)									$804.81
	Net Fee Due									$6,850.19

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Forms or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fees Offset Claims	Endeavour Silver Corp.	F-10	333-272755	June 20, 2023		$804.81	(3)	Unallocated (Universal Shelf)		(3)		(3)	$7,303,160
Fees Offset Sources	Endeavour SIlver Corp.	F-10	333-272755		June 20, 2023									$22,040

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, warrants, subscription receipts, debt securities and units of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed U.S.$50,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

(3)	The Registrant previously paid a registration fee of $22,040 in connection with its Registration Statement on Form F-10 (File No. 333-272755) (the "2023 Registration Statement"), filed on June 20, 2023, which registered an aggregate principal amount of $200,000,000 of common shares, warrants, subscription receipts, debt securities and units to be offered by the Registrant from time to time (together, the "Original Offerings"). The gross proceeds from Original Offerings was $192,696,840. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the remaining $804.81 of the previous registration fee paid under the 2023 Registration Statement against the total registration fee of $7,655.00 due herewith. As a result, a $6,850.19 registration fee is payable in connection with this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities under the 2023 Registration Statement will be deemed terminated as of the effectiveness of this Registration Statement.